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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 5, 2006

                           THE A CONSULTING TEAM, INC.
             (Exact name of registrant as specified in its charter)

         NEW YORK                    0-22945               13-3169913
(State or Other Jurisdiction       (Commission          (I.R.S. Employer
      of Incorporation)            File Number)          Identification No.)


                 200 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10003
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (212) 979-8228

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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         ITEM 5.01.        CHANGE IN CONTROL REGISTRANT.

         On September 5, 2006, William Miller ("Miller") and bCompliant Inc., a company controlled by Mr. Miller ("bCompliant"), each entered into a Stock Purchase Agreement with Helios & Matheson Information Technology Ltd. ("H&M"). In addition, on September 6, 2006, Mr. Sanjeev Welling ("Welling") and Mr. Peter Zielczynski ("Zielczynski" and collectively, Miller, bCompliant, Welling and Zielczynski are herein after referred to as the "Sellers") each entered into a Stock Purchase Agreement with H&M. Pursuant to the Stock Purchase Agreements, H&M agreed to purchase an aggregate of 225,599 shares of common stock ("Common Stock") of The A Consulting Team, Inc. (the "Company") from the Sellers. H&M agreed to pay an aggregate of U.S. $1,128,005.00 as consideration for the shares. H&M's acquisitions were privately negotiated with each of the Sellers. The Company is not a party to the Stock Purchase Agreements.

         On March 30, 2006, H&M had previously acquired an aggregate of 1,024,697 shares of Common Stock from Mr. Shmuel BenTov, the Chief Executive Officer and President of the Company, and certain members of his family. On April 3, 2006, the Company filed a Current Report on Form 8-K with respect to the March 30, 2006 transaction.

            Based upon 2,382,301 shares of Common Stock outstanding as of August 9, 2006, the 1,250,296 shares of Common Stock currently held by H&M represents approximately 52.0% of the issued and outstanding voting securities of the Company. Prior to the September 2006 acquisitions discussed above, H&M beneficially owned approximately 43% of the issued and outstanding voting securities of the Company. As the holder of 52.0% of the Company's outstanding voting securities, H&M will have control over certain matters requiring stockholder approval, including the election of directors and approval of certain corporate transactions.

         To the Company's knowledge, H&M does not beneficially own directly or indirectly any other shares of Common Stock of the Company.

            H&M previously requested that the Company nominate five candidates to stand for election to the Board of Directors of the Company (the "Board") at the Company's Annual Shareholders' Meeting held on August 22, 2006. Each of those five nominees was elected to the Board at the Company's Annual Shareholders' Meeting on August 22, 2006. H&M does not have any contractual rights to appoint directors or officers of the Company or to cause the resignation of any existing Company directors or officers. There are no current arrangements or understandings between the Company and H&M regarding the resignation, appointment or nomination of directors or the appointment, resignation or removal of any officer of the Company.

         To the Company's knowledge, H&M is an information technology services organization with its corporate headquarters in Chennai, India. To the Company's knowledge, H&M is a publicly listed company on three stock exchanges in India, the National Stock Exchange (NSE), the Stock Exchange, Mumbai (BSE) and Madras Stock Exchange (MSE).




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE A CONSULTING TEAM, INC.



                                        By: /s/ Salvatore M. Quadrino

                                           -------------------------------
    DATE:  September 8, 2006               Salvatore M. Quadrino
                                           Chief Financial Officer
                                           and Secretary